Third Quarter 2026 Earnings Supplemental Materials November 3, 2026

© 2026 Aquestive Therapeutics, Inc. Disclaimer 2 These forward-looking statements include, but are not limited to, statements regarding the advancement and related timing of Anaphylm (dibutepinephrine) Sublingual Film through the FDA regulatory review and approval process; our ability to address the matters identified by the FDA in the Complete Response Letter ("CRL") dated January 30, 2026; the FDA’s review of the Class 2 resubmission of the Anaphylm NDA and potential approval by the March 16, 2027 PDUFA goal date; the Company’s commercial launch strategy, launch readiness and potential launch of Anaphylm, if approved; the significance, interpretation and sufficiency of the human factors and pharmacokinetic study results and the pharmacokinetic and pharmacodynamic data supporting the NDA resubmission; whether the NDA resubmission adequately addresses the deficiencies identified by the FDA in the CRL; the potential approval of Anaphylm by the FDA; potential international regulatory submissions and marketing authorizations for Anaphylm, including the anticipated timing of submissions in Canada and the European Union; Anaphylm’s potential to be the first and only non-invasive orally delivered epinephrine product and to be accepted as an alternative to existing standards of care, if approved by the FDA; the advancement, growth and related timing of our AdrenaVerse pipeline epinephrine prodrug product candidates, including AQST-108 (epinephrine) topical gel, including design and timing of clinical studies; anticipated timelines, milestones, and guidance relating to regulatory submissions, clinical studies, regulatory interactions, and potential approvals, which are subject to change based on regulatory feedback, protocol alignment, data sufficiency, and other factors outside the Company’s control; the timing and outcome of FDA review of Libervant, including potential final approval, label expansion and commercial availability; Eton’s commercialization of Libervant; the potential receipt by the Company of contingent milestone and royalty payments; and the Company’s manufacture and supply of Libervant; the potential benefits our products and product candidates could bring to patients; the achievement of clinical and commercial milestones, product orders and fulfillment; our cash requirements, cash funding and cash burn; short-term and longer term liquidity and the ability to fund our business operations; our growth and future financial and operating results and financial position, including with respect to our 2026 financial outlook; and business strategies, market opportunities, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that the FDA may disagree with the Company’s interpretation of study results, findings or conclusions, determine that the Anaphylm NDA resubmission does not adequately address the deficiencies identified in the January 30, 2026 Complete Response Letter, request additional information, analyses, human factors studies, clinical studies or inspections, consider issues raised in citizen petitions or similar submissions, or otherwise delay or decline approval; risks associated with launch readiness and the potential commercial launch, reimbursement, market acceptance, manufacturing and supply of Anaphylm, if approved; risks associated with obtaining regulatory approvals outside the United States, including that foreign authorities may require different, additional or more extensive clinical, nonclinical, human factors, pharmacokinetic or manufacturing data than anticipated or may not accept data generated for U.S. regulatory purposes; risks of delays or changes to the timing, design, cost, conduct, data or success of clinical studies for AQST-108 and uncertainty regarding its potential indications; delays in or failure to obtain final FDA approval or label expansion for Libervant; changes in regulatory requirements or the effect of competing products’ exclusivity; Eton’s commercialization costs and execution; whether and when contingent milestone events are achieved, which depend on FDA actions and Eton’s commercialization efforts; the amount of any royalties, which depends on net sales; Eton’s right to terminate the license agreement; Aquestive’s ability to meet its manufacture and supply obligations; competition, pricing, reimbursement and market acceptance; risks associated with the Company’s cash requirements, funding, cash burn, projected cash runway, liquidity and access to debt and equity financing; risks that the Company’s manufacturing capabilities may be insufficient to support demand for its product candidates and licensed products; eroding market share for Suboxone®; the Company’s obligations under its Purchase Agreement and Royalty Rights Agreement; regulatory, legal, intellectual property, cybersecurity, economic, political and market risks; and the other uncertainties described in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. Given those uncertainties, readers should not place undue reliance on these forward-looking statements, which speak only as of the date made. The Company assumes no obligation to update forward-looking statements or outlook or guidance after the date of this presentation whether as a result of new information, future events or otherwise, except as may be required by applicable law. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. PharmFilm®, Libervant® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc. The trade name “Anaphylm” for AQST-109 has been conditionally approved by the FDA. Final approval of the Anaphylm proprietary name is conditioned on FDA approval of the product candidate, AQST-109.

# Q3 2026 Earnings Key Messages

**Anaphylm™ (dibutepinephrine) sublingual film for severe allergic reactions, including anaphylaxis**

- Anaphylm New Drug Application (NDA) was resubmitted in Q3 2026
- PDUFA goal date is March 16, 2027
- Commercial launch preparations remain on track for a potential launch following FDA approval
- On track to submit first ex-U.S. regulatory application to Health Canada in Q4 2026

**AQST-108 (epinephrine) topical gel and the expansion of AdrenaVerse™ platform**

- Planning to conduct additional pre-clinical and clinical studies for AQST-108 in 1H2027

**Strengthened balance sheet provides cash to support Anaphylm approval and launch**

- Out-licensing transaction for Libervant® completed in October provided $10 million of non-dilutive capital upfront with the potential of up to an additional $47.5 million in contingent regulatory and sales-based milestone payments and mid-teens royalties on net sales

1. HF and Clinical Supplemental Slides dated August 10 are available on the Investor page of the Aquestive Therapeutics, Inc. website in the Events and Presentations section.

Aquestive® 3

Lead Asset Anaphylm (dibutepinephrine) sublingual film 4 ANAPHYLM (dibutepinephrine) sublingual film is an investigational product candidate that has not been approved by the U.S. Food and Drug Administration. Safety and efficacy have not been established. Statements regarding potential benefits, clinical performance, market opportunity, commercialization plans and regulatory timing are subject to FDA review and approval.

5  Build allergist awareness and confidence through scientific exchange and education  Communicate Anaphylm’s potential product differentiation, if approved  Incorporate patient and caregiver insights into education and support  Simplify access, fulfillment and patient support  Engage payers regarding clinical and economic value 1. Based on Aquestive-sponsored market research and company experience. Research findings reflect the views of the participants surveyed and may not predict prescribing behavior, payer coverage, patient utilization or commercial adoption. Anaphylm is an investigational product candidate and has not been approved by the FDA. Safety and efficacy have not been established. Commercialization is subject to FDA approval. Market Insights Inform Anaphylm Launch Planning¹ These insights inform our planned field deployment, patient support programs, and market-access strategy.

6 50 Conferences Attended & Planned 876+ Booth Engagements 1090+ Prescriber interactions 14 Manuscripts drafted 10 Conference abstracts submitted Broad Scientific and Prescriber Engagement Builds Anaphylm Awareness¹ 1. Year-to-date information.

96% of Survey Respondents Preferred Film in a Hands-on Preference Survey¹,² 51 1 1 PREFER FILM PREFER FILM & NASAL EQUALLY PREFER NASAL Survey Results 1. Aquestive Therapeutics data on file. 2. Survey results reflect stated respondent preferences under controlled survey conditions and should not be interpreted as evidence of actual prescribing, utilization, adherence, clinical outcomes or market adoption. 7 Survey Methodology: • Double-blinded survey with 27 adult patients and 26 caregivers of pediatric patients at risk for anaphylaxis • Respondents were mailed an envelope containing one empty, non-labeled nasal spray device and one non- labeled placebo film strip • Respondents kept envelopes sealed until an on-camera interview video call was conducted during which they opened the envelope2 • Respondents were asked to assume that, if these products were made available for prescribing by their health care prescriber (HCP), both products would be: • Equal in general efficacy and safety to each other and to their current epinephrine auto-injector (EAI) • Endorsed by their HCP • Equal in out-of-pocket cost to each other Anaphylm: Where You Need It When You Need It

Upcoming Milestones and Third Quarter 2026 Results 8

Recently Completed & Expected Key Milestones 9 Q2 2027Q1 2027Q4 2026Q3 2026 NDA Resubmitted PDUFA Goal Date March 16th Anaphylm Launch, if approved by FDAAnaphylm Additional Clinical StudiesAQST-108 Libervant PDUFA Goal Dates in March Ex-US Filing in Canada

Cash Management Remains On Track 10 $121.2 $110.7 $98.5 $90.3 0 20 40 60 80 100 120 Q4 25 Q1 26 Q2 26 Q3 26 U SD (M illi on s) Ending Cash Balance by Quarter

Quarterly Manufacturing Shipment Volumes 11 45,328 42,516 34,418 43,838 43,032 27,262 37,204 43,801 47,250 33,320 47,909 25,831 0 10,000 20,000 30,000 40,000 50,000 60,000 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Q4 25 Q1 26 Q2 26 Q3 26 D O SE S SH IP PE D (0 00 ’S ) QUARTER Doses Shipped by Quarter

2026 Guidance as of November 3, 2026 12 2026 Outlook • Total revenues of approximately $46-$50 million • Non-GAAP adjusted EBITDA loss of approximately $35-$30 million

Thank You 13